UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hastings Street, Suite 805 Vancouver, BC	V6B1N2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2026, the Company and an investor (“Investor”) consummated Secured Pre-Paid Purchase # 3 (the “Third Pre-Paid Purchase”) under the previously disclosed equity purchase facility in the Company’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission (“SEC”) on September 29, 2025, established pursuant to that certain Securities Purchase Agreement between the Company and the Investor dated September 23, 2025 (“Purchase Agreement”). As previously disclosed in the Company’s prospectus supplement (“Prospectus Supplement”) filed with the SEC on January 12, 2026, which supplements the Company’s registration statement (Registration No. 333-284505) filed with the SEC on January 24, 2025, declared effective by the SEC on February 7, 2025, the offering of the Company’s common stock, par value $0.0001, pursuant to the Prospectus Supplement, represents the Third Pre-Paid Purchase. The Third Pre-Paid Purchase has an original principal amount of $5,464,500 and an original issue discount (“OID”) of $464,500. The initial purchase price payable to the Company under the Third Pre-Paid Purchase on January 13, 2026 (“Third Pre-Paid Purchase Closing Date”) was $5,000,000 (“Third Pre-Paid Purchase Price”), computed as follows: $5,464,500 initial principal balance, less the OID. The maturity date of the Third Pre-Paid Purchase is three years after the Effective Date. The Company obtained net proceeds of $4,562,840 after the deduction of the cash fee payable to Univest Securities, LLC, its placement agent.

Subject to the terms and conditions of the Third Pre-Paid Purchase, at any time after the Effective Date, the Investor may, by providing written notice to the Company, require the Company to issue and sell Purchase Shares to the Investor, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Third Pre-Paid Purchase Share Purchase Price”). The Purchase Amount shall not exceed the Outstanding Balance (as defined in the Third Pre-Paid Purchase). In addition, if the Third Pre-Paid Purchase Share Purchase Price is below $1.05, the Investor may elect to have the portion of the applicable Purchase Amount that is less than $1.05 be paid in cash rather than shares purchased pursuant to the Third Pre-Paid Purchase. The Company may not effect any issuance of the Purchase Shares pursuant to the Third Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause the Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of the Investor.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance, subject to certain conditions set forth in the Third Pre-Paid Purchase. If the Company exercises its right to prepay the Third Pre-Paid Purchase, the Company shall make payment to the Investor of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Third Pre-Paid Purchase the Company elects to prepay.

Upon an Event of Default (as defined below), the Investor may accelerate the Third Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Third Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) - (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by the Investor to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

“Event of Default” means any of the following events: (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the applicable Pre-Paid Purchase; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction (as defined in the Third Pre-Paid Purchase) without the Investor’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control (as defined in the Third Pre-Paid Purchase); (i) Company fails to timely establish and maintain the Share (j) Company fails to deliver any Purchase Shares in accordance with the terms provided in the Third Pre-Paid Purchase, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (1) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (2) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Investor; (l) the Company fails to be DWAC Eligible; (m) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement (as defined in the Third Pre-Paid Purchase) in any material respect; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained in the Third Pre-Paid Purchase or in any other Transaction Document in any material respect, other than those specifically set forth in Section 4.1 of the Third Pre-Paid Purchase or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to the Investor in the Third Pre-Paid Purchase or in any Transaction Document in connection with the issuance of the Third Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for the Purchase Shares to be sold for a period of more than thirty (30) days; and (q) the Company or any subsidiary of the Company, breaches any material covenant or other material term or condition contained in any Other Agreements. Capitalized terms used herein but not otherwise defined have the terms set forth in the Third Pre-Paid Purchase.

A form of the Third Pre-Paid Purchase is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Pre-Paid Purchase # 3
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026

PMGC Holdings, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer and Chief Financial Officer

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